EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-287964, 333-288067, 333-290133, and 333-291128), Form S-3 (No. 333-281185) and Form S-8 (Nos. 333-289974, 333-293054, and 333-290116) of DeFi Development Corp. (formerly known as Janover Inc.) of our report dated March 27, 2025 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.
/s/ dbbmckennon
Newport Beach
March 30, 2026